Exhibit 3.1
THIRD AMENDED AND RESTATED
BY-LAWS
OF
HEALTH CARE REIT, INC.
          Set forth below are the Third Amended and Restated By-Laws of Health Care REIT, Inc., a Delaware corporation (the “Corporation”), as adopted by the Board of Directors of the Corporation effective as of March 16, 2011.
ARTICLE I
OFFICES
          Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.
          Section 2. Other Offices. The Corporation may also have offices in Toledo, Ohio, and at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.
          Section 3. Corporate Seal. The corporate seal of the Corporation shall be in the form of a circle and shall state within the circle, “Health Care REIT, Inc., Toledo, Ohio” and the words “Corporate Seal” in the middle of the seal.
ARTICLE II
MEETINGS OF STOCKHOLDERS
          Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such place in the City of Toledo, Ohio, or at such other place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.
          Section 2. Participation by Remote Communication. If authorized by the Board of Directors and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at a meeting of stockholders, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation. If the Board of Directors elects to authorize participation at a meeting of stockholders by remote communication, the Board of Directors may also elect in its sole discretion that the meeting shall not be held at any place, but will instead be held solely by means of remote communication as authorized pursuant to this section.

          Section 3. Annual Meetings. Annual Meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting in accordance with the requirements of Section 4 below. Written notice of the Annual Meeting stating the place, if any, date and hour of the meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. At each Annual Meeting, the Chief Executive Officer or any other person appointed by the Board of Directors in his or her absence shall report on the business and operations of the Corporation and present a statement of the financial condition of the Corporation as of the close of the fiscal year next preceding such Annual Meeting.
          Section 4. Proposals for Business at Annual Meetings. At any Annual Meeting of stockholders, only such business shall be conducted as shall have been (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder who was a stockholder of record at the time of the giving of the notice provided for in this section and who is entitled to vote at such meeting. In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and (ii) such business must be a proper matter for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder’s notice must have been delivered to or mailed and received at the principal executive offices of the Corporation not more than 120 days prior to the meeting and not less than 45 days before the date on which the Corporation first mailed or otherwise gave notice for the prior year’s Annual Meeting of stockholders, provided that, if during the prior year the Corporation did not hold an Annual Meeting, or if the date of the Annual Meeting for the current year has changed more than 30 days from the date of the Annual Meeting in the prior year, then notice must have been received by the Corporation not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was given or made, whichever first occurs.
          A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class or series and number of shares of the Corporation that are owned beneficially or of record by the stockholder, (iv) a description of all arrangements and understandings between the stockholder and any other person or persons (including their names) in connection with the proposal of such business by the stockholder and any material interest of the stockholder in such business, and (v) a representation that the stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting. Any nominations by stockholders of persons for election to the Board of Directors must satisfy the requirements of Section 5 of Article III of these By-Laws.

          Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this section. The officer of the Corporation presiding at an Annual Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this section and that such business shall be disregarded.
          Section 5. Special Meetings. Special Meetings of stockholders shall be called as provided by the Certificate of Incorporation. Written notice of a Special Meeting stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. Business transacted at all Special Meetings shall be confined to the purposes stated in the notice for the meeting.
          Section 6. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.
          Section 7. Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, (i) any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat, and (ii) each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot. If authorized by the Board of Directors, any such requirement of a written ballot may be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.
          Section 8. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
          Section 9. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 8 of this Article II, or the books of the Corporation, or entitled to vote in person or by proxy at any meeting of stockholders.
          Section 10. Conduct of Business. The officer of the Corporation presiding at any meeting of stockholders shall determine the order of business at the meeting and the procedures for the conduct of the meeting, including such regulation of the manner of voting and the conduct of discussions as deemed appropriate by him or her. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.
ARTICLE III
DIRECTORS
          Section 1. Number of Directors. The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) members, the exact number of which shall be fixed from time to time by affirmative vote of a majority of the entire Board of Directors, subject to the rights of the holders of any class or series of preferred stock to elect directors under specified circumstances, and such exact number shall be nine (9) until otherwise determined by resolution adopted by affirmative vote of a majority of the entire Board of Directors; provided, however, that (i) the number of directors shall automatically be reduced by one whenever a director resigns, dies or is removed from office, and (ii) the number of directors shall automatically be increased by one, up to the number of directors last fixed by the Board of Directors, whenever a director is appointed by the Board of Directors pursuant to Section 6 of this Article III to replace a director who has resigned, died or been removed from office. No decrease in the number of directors shall shorten the term of any incumbent director.
          Section 2. Independent Directors. A majority of the members of the Board of Directors shall be Independent Directors, as hereinafter defined, or such higher percentage as may be required by any stock exchange or trading market on which the Corporation shall have listed any of its securities for trading. For purposes of these By-Laws, “Independent Director” shall mean a director of the Corporation who (i) is not an officer or employee of the Corporation, (ii) satisfies all requirements for qualification as an independent director of all stock exchanges and trading markets on which the Corporation shall have listed any of its securities for trading, and (iii) satisfies such other qualification requirements as may be adopted by the Board of Directors from time to time. The Independent Directors shall have such powers and duties as specified by the Board of Directors from time to time and such additional duties as may be specified by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations thereunder, or the rules of any stock exchange or trading market on which the Corporation shall have listed any of its securities for trading.
          Section 3. Classification of the Board. The Board of Directors shall be divided into three classes, to be known as Class I, Class II and Class III, respectively, of at least one (1) director each, with each class to be as nearly equal in number as the then total number of directors constituting the entire Board of Directors permits, with the term of office of one class expiring in each year. At each Annual Meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding Annual Meeting, or until their successors are elected and qualified.
          Section 4. Election of Directors. Directors shall be elected at the Annual Meeting of stockholders, but when the Annual Meeting is not held or directors are not elected thereat, they may be elected at a Special Meeting called and held for that purpose. Such election shall be by ballot whenever requested by any stockholder entitled to vote at such election; but, unless a request is made, the election may be conducted in any manner approved at such meeting. Except as provided in Section 6 of this Article III, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not it is thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 4, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” or “withheld” that director. Abstentions and broker non-votes will not count as a vote cast with respect to a director’s election. From time to time, the Nominating/Corporate Governance Committee will establish procedures under which any incumbent director who is not elected shall offer to tender his or her resignation to the Board, including making a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. In such a case, the Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. Directors shall hold office until the next annual meeting and until their successors shall be duly elected and qualified. In order to serve as a director of the Corporation, persons need to be the beneficial owner of at least 100 shares of the Corporation’s Common Stock, or such other amount as the Board of Directors may determine from time to time by resolution.
          Section 5. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors by the stockholders. Nominations of persons for election to the Board of Directors at an Annual Meeting or a Special Meeting called for the election of directors may be made at the meeting (i) by or at the direction of the Board of Directors or a nominating committee of the Board of Directors, or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who has given timely notice of such nomination in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must have been delivered to or mailed and received at the principal executive offices of the Corporation not more than 120 days prior to the meeting and not less than 45 days before the date on which the Corporation first mailed or otherwise gave notice for the prior year’s Annual Meeting of stockholders, provided that, if during the prior year the Corporation did not hold an Annual Meeting, or if the date of the Annual Meeting for the current year has changed more than 30 days from the date of the Annual Meeting in the prior year, or if directors are to be elected at a Special Meeting, then notice must have been received by the Corporation not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was given or made, whichever first occurs.
          A stockholder’s notice to the Secretary under this section shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (1) the name, age, business address and, if known, residence address of the nominee, (2) the principal occupation or employment of the nominee for at least the last five years and a description of the qualifications of the nominee, (3) the class or series and number of shares of the Corporation that are owned beneficially or of record by the nominee, and (4) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors under Regulation 14A of the Exchange Act, together with a written statement from the nominee that he or she is willing to be nominated and desires to serve, if elected; and (b) as to the stockholder giving the notice, (1) his or her name and record address, together with the name and address of any other stockholder known to be supporting the nominee, and (2) the class or series and number of shares of the Corporation that are owned beneficially or of record by the stockholder making the nomination and by any other supporting stockholders. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation.
          No person shall be eligible for election as a director of the Corporation by the stockholders unless nominated in accordance with the procedures set forth herein. The officer of the Corporation presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and that the defective nomination shall be disregarded.
          Section 6. Vacancies. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Solely for purposes of this section, vacancies in the Board of Directors shall be deemed to include any reductions in the number of directors pursuant to Section 1 of this Article III as a result of the resignation, death or removal from office of one or more directors.

If there are no directors in office, then an election of directors may be held in the manner provided by statute.
          Section 7. Removal of Directors. A director may be removed from office only for good cause at a meeting of stockholders upon the affirmative vote of holders of at least a majority of the shares of capital stock of the Corporation, issued, outstanding and entitled to vote generally in the election of directors, provided that notice of such proposed action shall have been given in the notice calling for such meeting. As used in this section, good cause shall mean conviction of a felony by a court of competent jurisdiction, or a determination by a court of competent jurisdiction of negligence or misconduct in the performance of such director’s duties to the Corporation in a matter determined by the Board of Directors to be of substantial importance to the Corporation.
          Section 8. Resignation of Directors. Any director may resign at any time upon written notice to the Corporation. Such resignation will take effect upon receipt thereof by the Corporation unless otherwise stated in the resignation.
          Section 9. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.
          Section 10. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. There shall be at least four (4) regular meetings each year. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, the Secretary, or any three of the directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director not less than twenty-four (24) hours before the meeting, provided that notice shall be given to each director not less than three (3) days before a meeting if notice is given only by mail.
          Section 11. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
          Section 12. Actions of the Board. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic transmission. Any such writing or writings or electronic transmission or transmissions shall be filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
          Section 13. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 13 shall constitute presence in person at such meeting.
          Section 14. Committees. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate from among its members one or more committees. The Board of Directors shall designate such committees as may be required from time to time by any stock exchange or trading market on which the Corporation shall have listed any of its securities for trading. Each committee must have one or more members, or such minimum number as may be required under the then current rules of any stock exchange or trading market on which the Corporation shall have listed any of its securities for trading, with each member having such qualifications as may be required by any such stock exchange or trading market and such additional qualifications as may be required by the Board of Directors from time to time by organizational charter for the committee or otherwise. Committee members shall serve at the discretion of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, provided that any such alternate member satisfies the qualification requirements for service on the committee. The sections of these By-Laws that govern the Board of Directors with respect to notice of meetings, waiver of notice, quorum, voting, and action without a meeting shall apply as well to committees of the Board of Directors and their members. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
          A committee of the Board of Directors, to the extent provided by resolution of the Board of Directors in adopting an organizational charter for the committee or otherwise by resolution of the Board of Directors, may have and exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by law, the Certificate of Incorporation or these By-Laws to be submitted to stockholders for approval, or (ii) altering, amending or repealing, in whole or in part, these By-Laws.
          Unless otherwise provided in the Certificate of Incorporation, these By-Laws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.
          Section 15. Director Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and a stated annual sum or other compensation for service as director. Members of special or standing committees may be allowed like compensation for such additional service, including additional compensation for service as a committee chair.
ARTICLE IV
OFFICERS
          Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board of Directors, a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose one or more Vice-Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.
          Section 2. Election. The Board of Directors at its first meeting held after each Annual Meeting of stockholders shall elect the officers of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the entire Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The compensation of all officers of the Corporation shall be fixed by the Board of Directors or pursuant to such procedure as established by the Board of Directors.
          Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the President, or any Vice-President. Any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation, partnership, trust or other entity in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.
          Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall, unless otherwise designated by the Board of Directors, be the Chief Executive Officer of the Corporation and have general supervision of the business of the Corporation. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors are carried into effect and shall possess the power to sign all contracts, certificates and other instruments of the Corporation that may be authorized by the Board of Directors. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors.

          Section 5. President. The President shall, subject to the control of the Board of Directors and the Chairman of the Board of Directors, have general supervision of the operations of the Corporation and shall see that all orders and resolutions of the Board of Directors and the Chairman of the Board are carried into effect. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. If there be no Chairman of the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors.
          Section 6. Vice-Presidents. In the absence or disability of the President and at the request of the Chairman of the Board of Directors, the Vice-President or the Vice-Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice-President shall perform such other duties and have such other powers as the Board of Directors or the Chairman of the Board of Directors from time to time may prescribe. If there be no Vice-President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.
          Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall also perform like duties for the standing committees when requested. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board of Directors. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chairman of the Board of Directors may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation, if any, and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation, if any, and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.
          Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board of Directors and the Board of Directors, at its regular meetings, or when the Board of

Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.
          Section 9. Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board of Directors, the President, any Vice-President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.
          Section 10. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board of Directors, the President, a Vice-President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.
          Section 11. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.
ARTICLE V
STOCK
          Section 1. Certificates. Certificates for shares of each class or series of the Corporation’s stock shall be in such form as the Board of Directors may, from time to time, determine by resolution. The Board of Directors also may, from time to time, determine by resolution that shares of any class or series may be or shall be held in uncertificated form. With respect to certificated shares, every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, the President or a Vice-President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

          Section 2. Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
          Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or the owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
          Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock represented by a certificate shall be made on the books of the Corporation only by the person named in the certificate or by his or her attorney lawfully constituted in writing and upon the surrender of the certificate therefor, duly executed for Transfer, which certificate shall be cancelled before a new certificate or evidence of uncertificated shares shall be issued. Transfers of uncertificated shares shall be made on the books of the Corporation only by the stockholder of record of the uncertificated shares or by his or her attorney lawfully constituted in writing upon receipt of proper transfer instructions duly executed in accordance with requirements and procedures established by the Board of Directors.
          Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date shall be adopted by the Board of Directors and which shall not be more than sixty days nor less than twenty days before the date of such meeting of stockholders, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
          Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.
ARTICLE VI
RESTRICTIONS ON ISSUANCE AND TRANSFER OF STOCK
          Section 1. Certain Definitions. For purposes of this Article:
          (a) “Beneficial Ownership” of Securities of the Corporation by any Person shall mean ownership of Securities by such Person, whether the interest in the Securities is held directly or indirectly (including by a nominee) and, with respect to any Person but without effect on the determination of the Beneficial Ownership of any Securities by any other Person, shall also include any deemed ownership of any Securities through the application of Section 544 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), as modified by Section 856(h)(1)(B) of the Internal Revenue Code, provided that a Person engaged in business as an underwriter of Securities who acquires Securities through participation in a firm commitment underwriting registered under the Securities Act of 1933, as amended, shall not be considered the beneficial owner of such Securities for purposes of limitations under this Article VI. The Board of Directors of the Corporation shall have the power to determine for purposes of this Article, on the basis of information then known to it, the Beneficial Ownership of any Person of Securities of the Corporation.
          (b) “Convertible Securities” means any debt or equity securities of the Corporation or any contract rights that are convertible into, or afford rights to purchase, shares of any class of capital stock of the Corporation.
          (c) “Market Value” means, for shares of any class or series of capital stock with a regular trading market, the closing price for such shares on the next preceding business day and, for any shares of any class or series of capital stock without a regular trading market, such value per share as determined in good faith by the Board of Directors of the Corporation for purposes of this Article, provided that, until any such determination, the Market Value for shares of any class or series of preferred stock shall be deemed to be the stated value per share as stated in the Certificate of Designation for such shares.
          (d) “Person” includes an individual, corporation, limited liability company, partnership, association, joint stock company, trust, unincorporated association or other entity and also includes a “group” within the meaning of Section 13(d)(3) of the Exchange Act.
          (e) “Securities” means shares of capital stock of the Corporation and any Convertible Securities.
          Section 2. Limit on Stock Ownership. No Person may have Beneficial Ownership of more than 9.8% of the outstanding shares of the Corporation’s common stock (the “Common Stock Limit”) or shares of any class of the Corporation’s capital stock with an aggregate Market Value exceeding 9.8% of the aggregate Market Value of all outstanding shares of all classes of the Corporation’s capital stock (the “Aggregate Value Limit”). No Securities may be issued or transferred to or for the benefit of any Person if, following such issuance or transfer, such Person’s

Beneficial Ownership of capital stock of the Corporation would exceed the Common Stock Limit or the Aggregate Value Limit. For purposes of the application of such limitations to any Person, any Convertible Securities Beneficially Owned by such Person shall be treated as if all of the capital stock conversion or purchase rights thereof had been exercised.
          Section 3. Transfers in Excess of the Limit. If any Securities are issued or transferred to or for the benefit of any Person in violation of Section 2 hereof, such issuance or transfer shall be valid only with respect to such amount of the Securities as does not result in a violation of Section 2 hereof, and such issuance or transfer shall be null and void with respect to the remainder of such Securities (the “Excess Securities”). If the last clause of the foregoing sentence is determined to be invalid by virtue of any legal decision, statute, rule or regulation, such Person shall be conclusively deemed to have acted as an agent on behalf of the Corporation in acquiring the Excess Securities to hold such Excess Securities on behalf of the Corporation. As the equivalent of treasury securities for such purposes, the Excess Securities shall not be entitled to any voting rights, shall not be considered to be outstanding for quorum or voting purposes, and shall not be entitled to receive dividends, interest or any other distribution with respect to such securities. Any Person who receives dividends, interest or any other distribution in respect of Excess Securities shall hold the same as agent for the Corporation and for the transferee of the Excess Securities following a permitted transfer.
          Section 4. Transfers of Excess Securities. Notwithstanding anything herein to the contrary, any holder of Excess Securities may transfer the same (together with any distributions thereon) to any Person who, following such transfer, would not have Beneficial Ownership of Securities of the Corporation in excess of either the Common Stock Limit or the Aggregate Value Limit. Upon such a permitted transfer, the Corporation shall pay or distribute to the transferee any distributions on the Excess Securities not previously paid or distributed.
          Section 5. Additional Restrictions. Notwithstanding anything herein to the contrary, the Corporation and its transfer agent may refuse to transfer any shares of capital stock of the Corporation, whether by voluntary transfer, by operation of law, or under the last will and testament of any stockholder, if such transfer would or might, in the opinion of the Board of Directors or counsel to the Corporation, disqualify the Corporation from taxation as a real estate investment trust under the Internal Revenue Code. Nothing herein contained shall limit the ability of the Corporation to impose or to seek judicial or other imposition of additional restrictions if deemed necessary or advisable to preserve the Corporation’s tax status as a qualified real estate investment trust.
          Section 6. Exemption Determinations by the Board of Directors. The Board of Directors of the Corporation may grant limited exemptions from the restrictions under this Article VI with respect to specified Persons so as to permit such Persons’ Beneficial Ownership of capital stock of the Corporation to exceed the Common Stock Limit or the Aggregate Value Limit by such amounts as specified by the Board of Directors upon an affirmative determination by the Board of Directors that each such limited exemption for a specified Person is in the best interests of the Corporation and its stockholders.
          Section 7. Certificate Legend. All certificates representing Securities of the Corporation within the meaning of this Article shall, unless deemed unnecessary by the Board of

Directors, be marked with a legend sufficient under the laws of the State of Delaware to provide a purchaser of such Securities with notice of the restrictions on transfer under this Article VI.
          Section 8. Invalidity of Provisions. If any provision of this Article or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.
          Section 9. New York Stock Exchange Transactions. Nothing in this Article VI, including but not limited to Section 5, shall preclude the settlement of any transactions entered into through the facilities of the New York Stock Exchange or any other stock exchange or automatic quotation system of a national securities association. The fact that settlement of any transaction takes place shall not, however, negate the effect of any provision of this Article VI, and any transferee, and the shares of capital stock transferred to such transferee in such a transaction, shall be subject to all of the provisions and limitations in this Article VI.
ARTICLE VII
BUSINESS COMBINATIONS
          Section 1. Vote Requirement. In addition to any vote otherwise required by law, the Certificate of Incorporation, or these By-Laws, a Business Combination, as defined herein, shall require the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class.
          Section 2. Exceptions. The provisions of Section 1 of this Article VII shall not apply to any Business Combination if:
          (a) The Corporation is at the time of the consummation of the Business Combination, and at all times throughout the preceding twelve months has been, directly or indirectly, the owner of a majority of each class of the outstanding Equity Securities, as defined herein, of the Interested Stockholder, as defined herein, that is a party to such transaction; or
          (b) Such Business Combination has been approved by a majority of the Board of Directors who, at the time such approval is given, were not Affiliates, as defined herein, or nominees of the Interested Stockholder; or
          Both of the following conditions have been met:
          (i) The aggregate amount of the cash and the Fair Market Value, as defined herein, of consideration other than cash to be received per share by holders of Voting Stock in such Business Combination shall be at least equal to the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of Voting Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and
          (ii) The consideration to be received by holders of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Stockholder previously paid for shares of such Voting Stock. If the Interested Stockholder paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be paid by the Interested Stockholder for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder.
          Section 3. Definitions. For purposes of this Article VII:
          (a) “Affiliate” or “Associate” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended.
          (b) “Beneficial Owner” or “beneficially owned” shall have the meaning set forth in Rule 13d-3 under the Exchange Act. The Board of Directors of the Corporation shall have the power and duty to determine for purposes of this Article, on the basis of information then known to it, whether any person is a beneficial owner of 5% or more of the outstanding Voting Stock.
          (c) A “Business Combination” shall mean:
          (i) Any merger or consolidation of the Corporation with or into (1) any Interested Stockholder (as hereinafter defined) or (2) any other corporation or entity (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as herein defined) of an Interested Stockholder; or
          (ii) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or an Affiliate of any Interested Stockholder of substantially all assets of the Corporation; or
          (iii) Any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Equity Securities of the Corporation that is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder; or
          (iv) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder.

          (d) “Equity Securities” shall have the meaning specified in Rule 13a11-1 under the Exchange Act.
          (e) “Fair Market Value” shall mean the fair market value of such property on the date in question as determined by the Board of Directors in good faith.
          (f) “Interested Stockholder” shall mean any individual, firm, corporation (other than the Corporation) or other entity that, as of the record date for the determination of stockholders entitled to notice of and to vote on any of the transactions described in clauses (i) through (iv) of subsection (c) of this Section 3, or immediately prior to the consummation of any such transaction, is the Beneficial Owner of five percent (5%) or more of the outstanding Voting Stock.
ARTICLE VIII
GENERAL PROVISIONS
          Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the restrictions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.
          Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
          Section 3. Fiscal Year. The fiscal year of the Corporation shall be a calendar year unless otherwise fixed by resolution of the Board of Directors.
          Section 4. Books and Records. Subject to any provision of law or the Certificate of Incorporation, the books and records of the Corporation may be kept at such place or places in Toledo, Ohio, or other place or places, within or without the State of Delaware, as may be designated from time to time by the Board of Directors of the Corporation.
          Section 5. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws to be given to any director, member of a committee or stockholder, such notice may be given by United States mail, addressed to such director, member of a committee or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given (i) personally, (ii) by nationally recognized express courier service, or (iii) by electronic facsimile, electronic mail transmission, or other electronic transmission, as defined in Section 232 of the Delaware General Corporation Law, if the recipient has consented to both such means of electronic transmission and the address to which the notice is sent, which consent remains in effect. Notice given personally shall be deemed effective when given, notice given by express courier service shall be deemed to be given at the time and on the date recorded by the delivery service as the time and date of delivery, and notice by electronic transmission shall deemed to be given when sent.
          Section 6. Waiver of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
          Section 7. Income Tax Status. The Corporation is a real estate investment trust, and in order for the Corporation to qualify and maintain this status, it must satisfy certain organizational and operational requirements, such as compliance with complex limitations on the type and amount of income and assets that a real estate investment trust may receive or hold. There is no guarantee, however, that the Corporation will qualify or remain qualified as a real estate investment trust in any given taxable year, and the Board of Directors has no obligation to maintain the status of the Corporation as a real estate investment trust under the Internal Revenue Code. The failure of the Corporation to qualify as a real estate investment trust under the Internal Revenue Code shall not render the directors or officers of the Corporation liable to the stockholders or to any other person.
ARTICLE IX
INDEMNIFICATION
          Section 1. Indemnification Rights of Directors and Officers. To the full extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be enacted or amended, the Corporation shall indemnify any current or past director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee, partner, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, penalties, and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such threatened, pending or completed action, suit or proceeding.
          Section 2. Expenses Payable in Advance. Expenses incurred by a current or past director or officer in defending or investigating a threatened or pending action, suit or proceeding of the nature referenced in Section 1 of this Article IX shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as provided in this Article IX.
          Section 3. Nonexclusivity of Rights. The rights to indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 of this Article IX but whom the Corporation has the power or obligation to indemnify under the provisions of the Delaware General Corporation Law, or otherwise.
          Section 4. Survival of Rights. The rights to indemnification and advancement of expenses provided by this Article IX shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of this Article IX shall not adversely affect any rights to indemnification and advancement of expenses existing pursuant to this Article IX with respect to any acts or omissions occurring prior to such repeal or modification.
          Section 5. Limitation on Indemnification. Notwithstanding anything contained in this Article IX to the contrary, except in connection with a claim by a person to enforce rights under this Article IX, the Corporation shall not be obligated under this Article IX to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.
ARTICLE X
AMENDMENTS
          Section 1. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by either the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. Any amendment by the Board of Directors must be approved by a majority of the entire Board of Directors then in office. Any amendment by the stockholders must be approved by holders of capital stock having a majority of the voting power in the election of directors of all outstanding capital stock of the Corporation voting together as a single class, provided that any amendment by the stockholders to Article III, Sections 1, 3, 6, and 7 of these By-Laws (concerning the number of directors, classification of the Board of Directors, vacancies in the Board of Directors, and removal of directors), Article VI of these By-Laws (concerning restrictions on issuance and transfer of stock) or Article VII of these By-Laws (concerning business combinations) must be approved by holders of capital stock having 75% of the voting power in the election of directors of all outstanding capital stock of the Corporation, voting together as a single class.
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